Exhibit 99.1

Tucows Reports Continuing Strong Financial Results for First Quarter 2018

– Quarter Highlighted by Strong Year-Over-Year Growth Across Key Financial Metrics -

TORONTO, May 9, 2018 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a provider of network access, domain names and other Internet services, today reported its financial results for the first quarter ended March 31, 2018. All figures are in U.S. dollars.

Summary Financial Results

(In Thousands of US Dollars, Except Per Share Data)

	3 Months Ended March 31
	2018 (Unaudited)	2017 (Unaudited)	% Change
Net revenue	95,796	69,568	38%
Net income	3,744	2,446	53%
Basic Net earnings per common share	0.35	0.23	52%
Adjusted EBITDA[1]	10,378	6,339	64%
Net cash provided by operating activities	9,573	2,402	299%

1.	This Non-GAAP financial measure is described below and reconciled to GAAP net income in the accompanying table.

Summary of Revenues and Gross Margin

(In Thousands of US Dollars)

	Revenue		Gross Margin
	3 Months ended March 31		3 Months ended March 31
	2018 (Unaudited)	2017 (Unaudited)	2018 (Unaudited)	2017 (Unaudited)
Network Access Services:
Mobile Services	21,872	17,963	10,606	8,396
Other Services	1,736	1,287	795	462
Total Network Access Services	23,608	19,250	11,401	8,857

Domain Services:
Wholesale
Domain Services	58,428	39,092	7,114	4,629
Value Added Services	4,435	3,908	3,577	3,332
Total Wholesale	62,862	43,000	10,691	7,961

Retail	8,437	6,402	4,027	2,784
Portfolio	889	917	704	655
Total Domain Services	72,187	50,318	15,422	11,400

Network Expenses:
Network, other costs	-	-	(2,574)	(2,343)
Network, depreciation and amortization costs	-	-	(1,630)	(971)
Total Network expenses	-	-	(4,204)	(3,314)

Total revenue/gross margin	95,796	69,568	22,619	16,944

“The first quarter was a solid start to 2018, with strong year-over-year growth in revenue, net income, adjusted EBITDA and cash flow from operations,” said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “Our domains business continued its consistent performance as the Enom integration continues to progress on plan. Ting Mobile posted another quarter of solid year-over-year revenue and margin growth. On Ting Internet, we continued to see strong adoption in our three active towns and we prepared to start lighting up customers in our next two. Meanwhile, we announced our next Ting town, Fuquay-Varina, North Carolina.”

Financial Results

Net revenue for the first quarter of 2018 increased 38% to $95.8 million from $69.6 million for the first quarter of 2017 and benefitted from the accelerated revenue recognition of $14.6 million related to a bulk transfer of 2.65 million domain names during the first quarter of 2018.

Net income for the first quarter of 2018 increased to $3.7 million, or $0.35 per share, from $2.4 million, or $0.23 per share, for the first quarter of 2017 driven by the growth in Adjusted EBITDA and lower statutory tax rates as a result of the Tax Cuts and Jobs Act of 2017.

Adjusted EBITDA2 for the first quarter of 2018 increased 64% to $10.4 million from $6.3 million for the first quarter of 2017 driven by Enom and Ting Mobile.

Cash and cash equivalents at the end of the first quarter of 2018 was $16.6 million compared with $18.0 million at the end of the fourth quarter of 2017 and $15.0 million at the end of the first quarter of 2017.

Notes:

1. Adjusted EBITDA

Tucows reports all financial information required in accordance with United States generally accepted accounting principles (GAAP). Along with this information, to assist financial statement users in an assessment of our historical performance, the Company typically discloses and discusses a non-GAAP financial measure, adjusted EBITDA, in press releases and on investor conference calls and related events that exclude certain non-cash and other charges as the Company believes that the non-GAAP information enhances investors' overall understanding of our financial performance.

The Company believes that the provision of this supplemental non-GAAP measure allows investors to evaluate the operational and financial performance of the Company’s core business using similar evaluation measures to those used by management. The Company uses adjusted EBITDA to measure its performance and prepare its budgets. Since adjusted EBITDA is a non-GAAP financial performance measure, the Company’s calculation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. Because adjusted EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a liquidity measure. Non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies and/or analysts and may differ from period to period. The Company endeavors to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA to net income based on U.S. GAAP, which should be considered when evaluating the Company's results. Tucows strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

The Company’s adjusted EBITDA definition excludes depreciation, amortization of intangible assets, income tax provision, interest expense, interest income, stock-based compensation, asset impairment, gains and losses from unrealized foreign currency transactions and infrequently occurring items, including acquisition and transitions costs. Gains and losses from unrealized foreign currency transactions removes the unrealized effect of the change in the mark-to-market values on outstanding unhedged foreign currency contracts, as well as the unrealized effect from the translation of monetary accounts denominated in non-U.S. dollars to U.S. dollars.

The following table reconciles net income to adjusted EBITDA (dollars in thousands):

	3 months ended March 31
	2018 (unaudited)	2017 (unaudited)
Net income for the period	3,744	2,446
Depreciation of property and equipment	1,232	757
Amortization of intangible assets	2,331	1,761
Interest expense, net	896	868
Provision for income taxes	1,183	(125)
Stock-based compensation	578	318
Unrealized loss (gain) on change in fair value of forward contracts	(3)	(18)
Unrealized loss (gain) on foreign exchange revaluation of foreign denominated monetary assets and liabilities	176	(50)
Acquisition and transition costs*	241	382

Adjusted EBITDA	10,378	6,339

*Acquisition and other costs represents transaction-related expenses, transitional expenses, such as duplicative post-acquisition expenses, related to our acquisition of Enom in January 2017. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Conference Call

Tucows management will host a conference call today, Wednesday, May 9, 2018 at 5:00 p.m. ET to discuss the Company’s first quarter 2018 results and outlook for the Company. Participants can access the conference call by dialing 1-888-231-8191 or 647-427-7450 or via the Internet at http://www.tucows.com/investors.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-849-0833 or 1-855-859-2056 and enter the passcode 5873817 followed by the pound key. The telephone replay will be available until Wednesday, May 16, 2018 at midnight. To access the archived conference call as an MP3 via the Internet, go to http://www.tucows.com/investors.

About Tucows

Tucows is a provider of network access, domain names and other Internet services. Ting (https://ting.com) delivers mobile phone service and fixed Internet access with outstanding customer support. OpenSRS (http://opensrs.com) and Enom (http://www.enom.com) manage a combined 24 million domain names and millions of value-added services through a global reseller network of over 39,000 web hosts and ISPs. Hover (http://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (http://tucows.com).

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectation regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Tucows, Ting, OpenSRS, Enom and Hover are registered trademarks of Tucows Inc. or its subsidiaries.

Contact:

Lawrence Chamberlain

Loderock Advisors

(416) 519-4196lawrence.chamberlain@loderockadvisors.com